Exhibit 3.2

PROVIDENCE AND WORCESTER RAILROAD COMPANY
AMENDED AND RESTATED BY-LAWS
ARTICLE I
MEETING OF SHAREHOLDERS
Section 1.  Place of Meeting and Notice.  Meetings of the shareholders of the Corporation shall be held at such place either within or without the State of Rhode Island as the Board of Directors may determine.
Section 2.  Annual and Special Meetings.  Annual meetings of shareholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.  Special meetings of the shareholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation.  Each such shareholder request shall state the purpose of the proposed meeting.
Section 3.  Notice.  Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder.
Section 4.  Quorum.  At any meeting of shareholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law.  In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.
Section 5.  Voting.  Except as otherwise provided by law, all matters submitted to a meeting of shareholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock.
ARTICLE II
DIRECTORS
Section 1.  Number, Election and Removal of Directors.  The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than five.  The first Board of Directors shall consist of two Directors.  Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the shareholders.  The Directors shall be elected by the shareholders at their annual meeting.  Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the shareholders.  A Director may be removed with or without cause by the shareholders.

Section 2.  Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting.  Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors.  Telegraphic, facsimile or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two hours before such meeting.  A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders.  Notice need not be given of regular meetings of the Board of Directors.
Section 3.  Quorum.  A majority of the total number of Directors shall constitute a quorum for the transaction of business; provided that when the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum.  If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.  Except as otherwise provided by law, the Articles of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.
Section 4.  Committees of Directors.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.
ARTICLE III
OFFICERS
The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors.  Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices.  All officers shall be subject to the supervision and direction of the Board of Directors.  The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV
INDEMNIFICATION
Section 1.  Right to Indemnification.  Each person (a "Covered Person") who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Rhode Island Business Corporation Act as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Director. The right to indemnification and advancement of expenses conferred in this Article shall be a contract right. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition; provided, however, that, if the Rhode Island Business Corporation Act requires, the payment of such expenses incurred by a Covered Person as set forth herein in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of the Board of Director, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of and advancement of expenses to Directors and officers.
Section 2.  Right of Claimant to Bring Suit.  If a claim under Section (1) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Rhode Island Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Director, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Rhode Island Business Corporation Act, nor an actual determination by the Corporation (including its Board of Director, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.  Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Law, agreement, vote of shareholders or disinterested Directors or otherwise.
Section 4.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Rhode Island Business Corporation Act.
Section 5.  Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE V
GENERAL PROVISIONS
Section 1.  Notices.  Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or shareholder, such notice may be given in writing by mail, addressed to such Director or shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.  Such notice shall be deemed to have been given when it is deposited in the United States mail.  Notice to Directors may also be given by facsimile or telegram.
Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be January 1 through December 31.
Section 3.  Action Without A Meeting.  Any action that might have been taken under these By-Laws by a vote of the shareholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be individually signed and dated by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within 60 days of the earliest delivered consent to the Corporation; and provided, further, that prompt notice shall be given to those shareholders who have not so consented if less than unanimous written consent is obtained.  Any action that might have been taken under these By-Laws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.